SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

      Filed by the registrant |X|
      Filed by a party other than the registrant |_|
      Check the appropriate box:
      |_|   Preliminary Proxy Statement
      |_|   Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
      |X|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |_|   Soliciting Material Under Section 240.14a-12

                             SILICONIX INCORPORATED
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant) Payment of Filing Fee (Check the appropriate box):
      |X|   No fee required
            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transactions applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

            Fee paid previously with preliminary materials.
            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:
                  $0
            (2)   Form, Schedule or Registration Statement No.:

            (3)   Filing Party:
                  Registrant

            (4)   Date Filed:
                  April 30, 2002

                             [Vishay Siliconix logo]




                              2201 Laurelwood Road
                          Santa Clara, California 95054

May 9, 2002


Dear Stockholder:

We are pleased to invite you to attend the 2002 Annual Meeting of Stockholders of Siliconix incorporated, which will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Thursday, June 13, 2002, at 2:00 p.m. California time.

The Annual Report for the year 2001 is enclosed. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

The enclosed Proxy Statement explains the items of business to come formally before the meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the meeting.

Whether or not you plan to attend the meeting, please sign the proxy card and return it promptly in the enclosed envelope. It requires no stamp if mailed in the United States. You may revoke any proxy you give at any time before it is exercised at the meeting.

Sincerely yours,


KING OWYANG
President and Chief
Executive Officer

                             SILICONIX INCORPORATED

                              2201 Laurelwood Road

                          Santa Clara, California 95054


            Notice of Annual Meeting of Stockholders-- June 13, 2002

TO THE STOCKHOLDERS OF SILICONIX INCORPORATED:

Notice is hereby given that the Annual Meeting of Stockholders of Siliconix incorporated will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Thursday, June 13, 2002 at 2:00 p.m. California time, for the following purposes:

     1.   To elect seven directors for the ensuing year;

     2. To ratify the appointment of Ernst & Young LLP as the Company's accountant for the fiscal year ending December 31, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors intends to nominate as directors those individuals listed in the attached Proxy Statement under the heading "Nominees." April 26, 2002 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

BY ORDER OF THE BOARD OF DIRECTORS


DAVID M. ACHTERKIRCHEN
Secretary

Santa Clara, California
May 9, 2002

Please date, sign, and return the enclosed proxy in the enclosed envelope. If you plan to attend in person, please indicate this by checking the space provided on the proxy.

                                 PROXY STATEMENT

                                ----------------

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             SILICONIX INCORPORATED

                                  June 13, 2002

                                  ------------

                         SOLICITATION AND VOTING RIGHTS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of your proxy for use at the Annual Meeting of Stockholders on Thursday, June 13, 2002, at 2:00 p.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being distributed to stockholders on approximately May 9, 2002. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling, and the actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners.

The Company, a corporation existing and organized under the laws of the State of Delaware, has one class of equity securities issued and outstanding, consisting of 29,879,040 shares of common stock, $0.01 par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those stockholders of record as of the record date, April 26, 2002, will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments of the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the purpose of transacting business at the meeting.

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder of record on each matter that may come before the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions are counted separately in tabulations of the votes cast on proposals to the stockholders (but have the effect of a vote against), votes withheld have no legal effect, and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by giving written notice to the Secretary of the Company and the issuance of a subsequent proxy will revoke any prior proxy even though written notice of revocation is not given.

The "Company" and "Siliconix" refer to Siliconix incorporated, a Delaware corporation.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders to be held on Thursday, June 13, 2002, the Company will present a slate of seven nominees for election to the Board of Directors. Except as hereinafter stated, management will vote the shares represented by the enclosed proxy for the seven nominees to the Board of Directors named below, unless indication to the contrary is marked thereon. In the event of the death, disqualification, or refusal or inability of any of such nominees to serve, it is the intention of the persons named in the enclosed proxy to vote for the election of such other person or persons as the persons named in the enclosed proxy determine in their discretion. The Board of Directors has no reason to believe that such nominees will be unable or will decline to serve if elected. The election of each nominee requires a plurality of votes cast.

Nominees

The following sets forth the name, age and principal occupation of each nominee, his or her position with the Company and business experience during the past five years, and the year each was first elected a director of the Company.

King Owyang                 56      President and Chief Executive Officer of the Company (since 1998);
                                    Executive Vice President, Technology and Silicon Operations
                                    (1992-1998); director of Siliconix since 1998.

Everett Arndt               51      Vice President of Administration (since 2001) of Vishay
                                    Intertechnology, Inc. ("Vishay"), the indirect holder of 80.4% of the Company's outstanding Common Stock; Operations Administrative
                                    President, North America of Vishay (1998-2001); Vice President,
                                    Controller North America of Vishay (1995-1998); director of
                                    Siliconix since 1998.

Christine P. Heiss          35      Vice President, Shattuck Hammond Partners LLC (since 2001); Vice
                                    President, PricewaterhouseCoopers Securities, LLC (1996-1999,
                                    2000-2001); Vice President, Amherst Capital Partners, LLC
                                    (1999-2000); director of Siliconix since 2001.

Lori Lipcaman               44      Operations Senior Vice President and Controller of Vishay (since
                                    1998); Vice President and Controller of Vishay Europe GmbH
                                    (1996-1998); director of Siliconix since 1998.

                                      -2-

Mark Segall                 39      President and CEO of Investec PMG Capital Corp. (since 2001);
                                    Senior Vice President, Director of Investment Banking, and General
                                    Counsel at Investec Ernst & Company, the United States subsidiary of Investec Bank Ltd., an international specialist bank
                                    (1999-2001); partner with the law firm of Kramer Levin Naftalis &
                                    Frankel LLP, New York, New York, specializing in international mergers and acquisitions and securities matters (1991-1999);
                                    serves on the Board of Directors of Integrated Asset Management,
                                    Greg Manning Auctions, Inc., and Trident Rowan Group, Inc.;
                                    director of Siliconix since 2000.

Glyndwr Smith               63      Assistant to the CEO and Senior Vice President, Marketing
                                    Intelligence of Vishay (since 1991); director of Siliconix since
                                    1998.

Timothy V. Talbert          55      Senior Vice President and Chief Credit Officer, Lease Corporation
                                    of America (since 2000); Senior Vice President and Director of
                                    Asset Based Lending and Equipment Leasing, Huntington National
                                    Bank (1997-2000); prior to that, served in a variety of positions with Comerica Bank for more than 20 years; director of Siliconix since 2001.

                       DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors met twice in person in 2001 and took action by unanimous written consent once in that year. In addition, members of the Board of Directors consulted informally by telephone and in person on numerous occasions during the year. All directors except Everett Arndt attended at least 75% of the meetings of the Board of Directors and of the committees, if any, of which he or she was a member.

Audit Committee

The Audit Committee of the Board of Directors consists of Christine Heiss, Mark Segall, and Timothy Talbert, all of whom have been determined to meet the independence requirements and other criteria established by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The roles and responsibilities of the Audit Committee are set forth in a written Amended and Restated Audit Committee Charter that has been adopted by the Board of Directors, a copy of which was attached to the Company's proxy statement pertaining to its 2001 Annual Meeting of Stockholders. The Audit Committee met four times in 2001.

Management is responsible for the Company's internal controls, the financial reporting process, and preparation of the consolidated financial statements of the Company. The Company's independent auditors are responsible for, among other things, performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

Audit Committee Report

In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and the independent auditors, Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This discussion included the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, as well as such other matters required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Ernst & Young LLP the firm's independence. The Audit Committee also considered the compatibility of non-audit services provided to the Company by Ernst & Young LLP with the maintenance of the auditor's independence.

Based upon the above review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002 (See Proposal 2).

Respectfully submitted,

The Audit Committee

Christine Heiss
Mark Segall
Timothy Talbert

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.

Compensation Committee

The members of the Compensation Committee of the Board of Directors are Everett Arndt, Christine Heiss, and Mark Segall. Its principal functions are to make recommendations as to remuneration arrangements, including bonuses, for officers and other employees. The members of the Committee did not meet formally in 2001 but considered, approved, and ratified actions taken by Siliconix management pertaining to compensation in 2001. See also "Report of Compensation Committee" below.

Nominating Committee

The Board of Directors has no standing Nominating Committee.

The Board of Directors recommends a vote FOR all of the Nominees.

                               SECURITY OWNERSHIP

The following table shows the amount of Common Stock of the Company beneficially owned, as of April 26, 2002, by the only person who to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Such person has sole investment and voting power with respect to the shares shown.



Name and Address
of Beneficial Owner                                Amount Beneficially Owned                 Percent of Class
-------------------                                -------------------------                 ----------------
Vishay TEMIC Semiconductor                                24,030,000                               80.4%
Acquisition Holdings Corp.
    63 Lincoln Highway
    Malvern, PA  19355

The following table shows the number and percentage of shares of Common Stock beneficially owned, as of April 26, 2002, by (i) each current director and nominee for director, (ii) each executive officer of the Company, and (iii) all directors, nominees for director, and executive officers as a group. Each person has sole investment and voting power with respect to the shares shown.


Name of Beneficial Owner                           Amount Beneficially Owned                  Percent of Class
------------------------                           -------------------------                  ----------------
Everett Arndt                                                      0                                 --
Nick Bacile                                                        45                                *
Lori Lipcaman                                                      0                                 --
King Owyang                                                      4,261                               *
Michael Rosenberg                                                  0                                 --
Mark Segall                                                        0                                 --
Glyndwr Smith                                                      0                                 --
Timothy V. Talbert                                                 0                                 --
Christine P. Heiss                                                 0                                 --
All directors, nominees and executive officers                   4,306                               *
   as a group (nine persons)
-------------------

*Less than 1%.

                     COMPENSATION OF OFFICERS AND DIRECTORS

The following table shows, as to the Chief Executive Officer and each of the two other most highly compensated executive officers (collectively, the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal year ended December 31, 2001, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                           Summary Compensation Table
                           --------------------------
                                                                                      Long Term
                                                  Annual Compensation               Compensation
                                                  -------------------               ------------

Name and                                                          Other Annual                        All Other
Principal Position             Year     Salary         Bonus       Compensation      LTIP Payouts     Compensation (1)
------------------             ----     ------         -----       ------------      ------------     ----------------
King Owyang                    2001     $393,224      $165,289         (2)                0             $  17,234
   President and CEO           2000     $393,224      $174,340         (2)                0             $ 184,938(3)
                               1999     $367,515      $179,465         (2)                0             $  47,428

Hamza Yilmaz                   2001     $275,524      $ 13,776    $ 131,522(5)            0             $  17,234
   Executive Vice President    2000     $275,816      $142,395    $  64,684 (6)           0             $  76,312
   (4)                         1999     $234,000      $119,897    $  64,549 (7)           0             $  47,428

Nick Bacile                    2001     $255,209      $ 10,700          (2)               0             $  17,234
   Executive Vice President    2000     $220,243      $144,927    $  38,514 (9)           0             $  76,312
   (8)


--------------
(1) The Company does not have any stock option or stock purchase plans, although options to purchase Vishay stock have been issued to certain executive officers under the Vishay Intertechnology 1998 Stock Option Program. No such options, however, were granted in 2001. See "Option Exercises in Fiscal 2001 and Fiscal 2001 Year-End Values" below. All Other Compensation includes Company contributions to the individuals' respective Tax Deferred Savings Plan ("TDSP") and Profit Sharing Plan ("PSP") accounts, and payment by the Company of group term life insurance premiums on their behalf. In 2001 these amounts were the same for all of the Named Executive Officers: TDSP, $5,100; PSP, $11,126; insurance, $1,008.
(2) Other Annual Compensation includes amounts paid for car allowances and for reimbursement of medical expenses. In these cases, the amounts totaled less than the lesser of (i) 10% of each officer's salary plus bonus for the year or (ii) $50,000.
(3) This amount includes $108,626 of compensation for accrued but unused vacation time.
(4) Dr. Yilmaz became Executive Vice President in September 2000. Prior to that he served as Senior Vice President and head of the Power MOS Business Unit. He left the Company in July 2001.
(5) This amount includes $122,982 of forgiven principal and interest on a loan for personal expenses.
(6) This amount includes $46,600 of forgiven principal and interest on a loan for personal expenses.
(7) This amount includes $49,101 of forgiven principal and interest on a loan for personal expenses.
(8) Mr. Bacile became Executive Vice President in September 2000. Prior to that he served as Senior Vice President of the Standard Products Unit.
(9) This amount includes $12,647 for a car allowance, $10,867 for reimbursement of medical expenses, and $15,000 for employee referral bonuses.

Options Granted During Fiscal 2001

No options to purchase Vishay's Common Stock were granted to Siliconix employees by Vishay under the Vishay Intertechnology 1998 Stock Option Program in the fiscal year ended December 31, 2001.

Option Exercises in Fiscal 2001 and Fiscal 2001 Year-End Values

The following table shows, as to the Named Executive Officers, information concerning value realized from the exercise of options to purchase Vishay's Common Stock during the fiscal year ended December 31, 2001 and the number and value of the stock options held by those persons at December 31, 2001.

                                                                                         Value of         Value of
                                                      Number of       Number of        Unexercised      Unexercised
                          Shares                     Unexercised     Unexercised       Exercisable     Unexercisable
                        Acquired on       Value      Exercisable    Unexercisable      In-the-Money     In-the-Money
    Name                 Exercise       Realized       Options         Options           Options          Options
-------------            --------       --------       -------         -------           -------          -------
King Owyang                    0            -            19,250          83,250        $ 184,223         $ 202,825
Hamza Yilmaz               3,750          $58,125         7,334               0        $  12,510                 0
Nick Bacile                    0            -             7,334          27,666        $  12,510         $  25,020

Termination of Employment Arrangement

In July 2001, Hamza Yilmaz resigned as Executive Vice President of the Company. Under his departure agreement with the Company, Dr. Yilmaz remained on the Company's payroll through February 2002, he retained his health insurance coverage and the use of his Company-provided automobile through that date, and principal and accrued interest on his indebtedness to the Company was forgiven. See "Certain Relationships and Related Transactions."

Directors' Compensation

During 2001, directors not affiliated with either Vishay or Siliconix were paid $2,500 plus out-of-pocket expenses for each regular Board meeting and committee meeting they attended. In addition, Mark Segall and Timothy Talbert were each paid $100,000 for their work on the Special Committee appointed by the Board of Directors in connection with an offer made by Vishay in May 2001 to purchase all outstanding Siliconix stock that it did not already own. See "Certain Relationships and Related Transactions."

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Everett Arndt, Christine Heiss, and Mark Segall, all of whom are non-employee directors.

                        REPORT OF COMPENSATION COMMITTEE

The responsibilities of the Compensation Committee are to:

     o    Establish salary levels for all executives of the Company

     o    Administer the Company's Key Professional Incentive Bonus Plan

     o    Administer the Company's Qualified Retirement Plan

     o    Establish general wage increase targets for each fiscal year

     o    Recommend and/or approve all special bonuses or awards

The members of the Committee did not meet formally in 2001 but considered, approved, and ratified actions taken by Siliconix management pertaining to compensation in 2001.

Executive Compensation Generally

Executive compensation in 2001 was considered, approved, and ratified by the Compensation Committee. In 2001, executives of the Company were compensated by base salary and annual cash incentives (under the Key Professional Incentive Bonus Plan and otherwise), as well as other benefits generally offered to executives by large corporations, such as car allowances and reimbursement of certain expenses. The amount paid to any participant in the Key Professional Incentive Bonus Plan was a measure of two annual performance components, (i) achievement of corporate objectives, which consisted of several components and varied by department for all participants in the Plan, and (ii) achievement of personal goals, which were unique for each individual participant. If a target objective was not met, its influence on the awards to be made was eliminated and the bonus pool was correspondingly reduced.

The Compensation Committee evaluated both Company and individual executive performance against the Company's plan for the year and surveyed like industry practices at each facility location. Performance against plan was the easiest measure to use since the Company prepares a three-year plan each year. The general Company performance, as well as individual performance, was used to establish relative contribution for each executive.

The more difficult task in determining executive compensation was determining levels relative to like industry practices within the community. The Company contracted with a local compensation consulting firm in order to determine low, average and high compensation levels for each executive position. These relative numbers included such factors as company location, company size, individual responsibilities and other executive benefits. The consulting firm's report included salaries, bonuses and total compensation. This report was then used by the Compensation Committee to evaluate appropriate salary changes and bonuses for the current year.

Cash compensation has historically been the primary tool that the Company has used to attract and hold outstanding executives. In the past, certain Siliconix executives have been granted options to purchase Vishay stock under the Vishay Intertechnology 1998 Stock Option Program. No such options were granted, however, in 2001. Since the Northern California community, in which most of the Company's senior personnel are located, is very accustomed to generous stock option plans, the Board of Directors as well as the Compensation Committee determined that the Company maintain salaries and bonuses at the upper end of community levels to permit Siliconix to retain its capable staff. The Company's policy has historically been to pay its senior executives at no less than the 75th percentile of compensation of comparable executives in the Silicon Valley. The Company also on occasion has provided its executives with other benefits such as loans that may be forgiven in increments over a specified number of years, provided that the executive remains employed by the Company during that period. See "Certain Relationships and Related Transactions."

2001 Compensation of the President and CEO

Dr. Owyang's base salary for 2001 was evaluated by the Compensation Committee largely in accordance with the principles described above. Therefore, the Committee felt it was appropriate to compensate Dr. Owyang at the upper end of base salary levels for Presidents and CEOs generally, based upon the report of the Company's compensation consultants.

Dr. Owyang's bonus under the Key Professional Incentive Bonus Plan reflected achievement of 85.8% of his personal goals and 0% of the corporate objectives for 2001. The bonus under the Plan was determined in accordance with the formula mandated thereby. In addition, Dr. Owyang received a discretionary bonus for 2001 in further recognition of the Company's excellent results achieved in 2000 and prior years.

Respectfully submitted,

The Compensation Committee

Everett Arndt
Christine Heiss
Mark Segall

                          STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total stockholder returns, assuming reinvestment of dividends, for the Company, the S&P 500(R) Index, and the S&P(R) Technology Sector Index. The total stockholder return assumes $100 invested on December 31, 1996 in Siliconix Common Stock, the S&P 500 Index, and the S&P Technology Sector Index. Historic stock price performance is not necessarily indicative of future stock price performance, and any comparison or statement made in this analysis should not be considered a recommendation or comment relative to the purchase or sale of the Company's stock.

                           [graph to be inserted here]



                                         1996          1997           1998          1999           2000          2001
-----------------------------            ----          ----           ----          ----           ----          ----
Siliconix                                $100          $183           $ 88          $560           $287          $350
S&P 500(R)Index                          $100          $133           $171          $208           $189          $166
S&P(R)Technology Sector Index            $100          $126           $218          $382           $229          $175


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2001, Dr. Hamza Yilmaz, former Executive Vice President, was indebted to the Company in the amount of $80,000, which had been loaned to Dr. Yilmaz for personal expenses. The loan was forgiven in its entirety in 2001 and was "grossed up" for federal and state income tax purposes. The maximum amount of this indebtedness since January 1, 2001 was $80,000. Interest on this loan at the annual rate of 5.5% was also forgiven and grossed up in 2001. Dr. Yilmaz left the Company in July 2001.

In May 2001, Vishay commenced a tender offer to exchange 1.5 shares of its common stock for each share of common stock of the Company that it did not already own, or 5,849,040 shares. The offer was conditioned on there being validly tendered and not withdrawn a majority of such shares (2,924,521 shares). The offer remained open for approximately six weeks but expired with only 2,347,200 shares having been tendered. Accordingly, Vishay did not purchase any Siliconix shares pursuant to the tender offer.

                   PROPOSAL 2 -- RATIFICATION OF SELECTION OF
                          INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors proposes the ratification by the stockholders at the Annual Meeting of the accounting firm of Ernst & Young LLP as independent public accountant for the fiscal year ending December 31, 2002. Ernst & Young also served as the Company's independent public accountant for the fiscal years ended December 31, 2001 and 2000. One or more representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal year 2001.

Audit Fees (1)......................................................$412,000
Financial Information Systems Design and Implementation Fees........$      0
All Other Fees (2)..................................................$ 21,000
Total ..............................................................$433,000

(1) Audit services of Ernst & Young for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.
(2) "All Other Fees" includes $21,000 for the Company's 401(k) plan audits.

In its review of non-audit services fees, the Audit Committee discussed with Ernst & Young its independence and considered, among other things, the possible effect of such services on the auditor's independence. The Board of Directors recommends that the stockholders vote for the ratification of the selection of Ernst & Young as independent public accountant for the Company for the year ending December 31, 2002.

Stockholder ratification of the selection of Ernst & Young as the Company's independent public accountant is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will consider whether to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal 2.

                              STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company at its principal offices not later than January 9, 2003 in order for them to be considered for inclusion in the Company's Proxy Statement with respect to the 2003 Annual Meeting.

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Directors and executive officers are required to comply with section 16 of the Securities Exchange Act of 1934, which requires generally that such persons file reports with the Securities and Exchange Commission on (i) Form 3 within ten days of their appointment or election to such office, to disclose their initial ownership of the Company's Common Stock and (ii) Form 4 on or before the tenth day of the month following any month in which they engage in any transaction(s) in the Company's Common Stock, to report the particulars of such transaction(s). All directors and executive officers timely filed all required reports under section 16 of the Exchange Act with respect to events and transactions that occurred in the fiscal year ended December 31, 2001.

                            ANNUAL REPORT (FORM 10-K)

Upon receipt of a written request from any stockholder, the Company will provide such stockholder, without charge, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements and the schedule thereto. Stockholders desiring a copy of Form 10-K should send their written request to the Secretary, Siliconix incorporated, 2201 Laurelwood Road, Santa Clara, California 95054. If a stockholder making such a request is not a record owner of the Company's Common Stock, the request of such stockholder must contain a good faith representation that, as of April 26, 2002, such stockholder was a beneficial owner of Common Stock.

                                  MISCELLANEOUS

The only business that the Board of Directors intends to present to the meeting is the election of a Board of Directors for the ensuing year and the ratification of the Company's accountant for the current year. The Board of Directors is not aware at the time of solicitation of the enclosed proxy of any other matter that may be presented for action at the meeting. In the event that any other matter should come before the meeting for action, management will vote the enclosed proxy in such manner as the named proxies determine in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID M. ACHTERKIRCHEN
Secretary


May 9, 2002


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


                             SILICONIX INCORPORATED

                         ANNUAL MEETING OF STOCKHOLDERS
                                       JUNE 13, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Everett Arndt and King Owyang, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Siliconix incorporated held by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, June 13, 2002, at 2:00 p.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated May 9, 2002, accompanying the notice of said meeting:

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark your votes as indicated in this example using dark ink only  [X]

1    ELECTION OF DIRECTORS.

    FOR all nominees             WITHHOLD               FOR all nominees except:
                            AUTHORITY to vote for             _____________
                                all nominees

          [ ]                      [ ]                              [ ]

E. Arndt, C. Heiss, L. Lipcaman, K. Owyang, M. Segall, G. Smith, T. Talbert

2    RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP.

         FOR                    AGAINST                            ABSTAIN


         [ ]                      [ ]                               [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2. Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 9, 2002 and the Annual Report for the year 2001.


I plan to attend the meeting        [ ]

I do not plan to attend the meeting         [   ]

Signature(s) ___________________________      Dated    ___________________, 2002

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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